                                                                 EXHIBIT (b)(8)

                                 PROJECT ORANGE

                             BOARD OF DIRECTORS MEETING

                                  JUNE 24, 1997

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS

                                  JUNE 24, 1997

SECTION     I    EXECUTIVE SUMMARY

SECTION     II   FINANCIAL ANALYSIS

SECTION     III  VALUATION

SECTION     IV   TRANSACTION ISSUES

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                            OVERVIEW OF PRESENTATION


      -  Overview of process to date

         -  Announcement
         -  Formation of Independent Committee
         -  Formulation of Revised Plan
         -  Due diligence meeting and discussions
         -  Independent Committee's response to Proposal

      -  Summary of market reaction to Proposal

      -  Valuation update

         -  Changes in stock market
         -  Revised Management Plan
         -  Results of due diligence
         -  Business unit performance

      -  Process issues

      -  Next steps

--------------------------------------------------------------------------------
                               FINANCIAL ANALYSIS
--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
    FRESH CLOSING STOCK PRICE AND VOLUME PRIOR TO ANNOUNCEMENT - 5 YEARS(1)
--------------------------------------------------------------------------------

  FRESH'S SHARE PRICE APPRECIATED SIGNIFICANTLY IN 1995 AFTER 3 YEARS OF FLAT
                                  PERFORMANCE

                                   [GRAPHIC]

Graph depicts daily trading volume and per share price from 2/21/92 to 2/24/97. Share price is initially approximately $38 per share, ranging from approximately $30 to approximately $55 per share and ending at approximately $50 per share.

Note: (1) Historical prices adjusted for 2-for-1 stock split as of 05/02/95.

                                PROJECT ORANGE
--------------------------------------------------------------------------------
           FRESH STOCK PRICE AND VOLUME PERFORMANCE - LAST ONE YEAR
           UPON ANNOUNCEMENT, FRESH TRADED ABOVE THE PROPOSAL PRICE

                                   [GRAPHIC]

Graph depicts daily trading volume and per share price from 6/17/96 to 6/20/97. Share price is initially approximately $55 per share, ranging from approximately $47 to approximately $67 per share and ending at approximately $63 per share.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
FRESH RELATIVE STOCK PRICE PERFORMANCE - LAST FIVE YEARS PRIOR TO ANNOUNCEMENT
 OVER THE LAST 5 YEARS, FRESH HAS TRADED IN LINE WITH THE COMMODITY CHEMICALS
                                  PEER GROUP

                                   [GRAPHIC]

Graph depicts indexed trading prices for Fina, S&P 500, and three indices comprised of diversified refining and marketing companies, commodity chemical companies and exploration and production companies.

Graph depicts share prices for Fina, S&P 500 and three indices from 2/19/92 to 2/14/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
        PEER GROUP RELATIVE STOCK PRICE PERFORMANCE SINCE ANNOUNCEMENT
SINCE THE TRANSACTION ANNOUNCEMENT, THE COMPARABLES HAVE RISEN 5-10%, IN LINE
                           WITH THE OVERALL MARKET

                                   [GRAPHIC]

Graph depicts S&P 500 and three indices (diversified refining and marketing, commodity chemicals and exploration & production) from 2/25/97 through 6/13/97. Such indices show varying levels of increase ranging from approximately 5% to approximately 12%.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
          CHANGE IN STOCK PRICES - FEBRUARY 25, 1997 TO JUNE 20, 1997


COMPARABLE COMPANIES                                       2/25/97           6/20/97           % CHANGE
-----------------------------------------------     ---------------    --------------    ---------------

Dow Chemical                                                $80.50            $88.88              10.4%

Union Carbide                                                47.00             47.75              1.6%

Phillips Petroleum                                           42.50             43.38              2.1%

Murphy Oil                                                   47.25             49.13              4.0%

Kerr-McGee                                                   63.75             63.38             -0.6%

Ashland                                                      43.50             47.38              8.9%
                                                                                              ---------
                                                                             Average:             4.4%
                                                                                              ---------

RELEVANT INDUSTRY GROUPS (1)
---------------------------------------------

Large Cap. Energy Companies                                                                       9.0%

Commodity Chemicals Companies                                                                     5.1%

Large Cap. Exploration & Production Companies                                                     5.1%

Refining & Marketing Companies                                                                   10.3%

Note:
(1) Composites of relevant industry participants.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
           FRESH HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE(1)
                                    ($MM)

- Fresh's operating performance has improved the last 5 years and is expected to continue to grow

- Revised Plan in May reflects lower expectations of profitability for 1998 and 1999

                    EBITDA = OPERATING INCOME + BOOK CHARGES
-----------------
     CAGR(4)
     ----
'92 - '96:  14.4%
'96 - '99:  15.9%
'96 - '99:  14.4%
-----------------

ACTUAL         ($ MILLIONS)
------         ------------
1992 (2)          $255.0
1993              $246.0
1994              $367.0
1995(3)           $429.0
1996              $436.4

PROJECTED           ($ MILLIONS)
---------           ------------
1997           $456.2          $476.1
1998           $569.6          $549.7
1999           $679.9          $653.3

                            EBIT = OPERATING INCOME
-----------------
     CAGR(4)
     ----
'92 - '96:  40.5%
'96 - '99:  19.1%
'96 - '99:  15.9%
-----------------

ACTUAL         ($ MILLIONS)
------         ------------
1992 (2)          $ 68.0
1993              $ 48.0
1994              $181.0
1995(3)           $274.0
1996              $265.1

PROJECTED           ($ MILLIONS)
---------           ------------
1997           $271.3          $278.1
1998           $363.9          $336.4
1999           $447.5          $412.4


                                   NET INCOME

-----------------
     CAGR(4)
     ----
'92 - '96:  58.8%
'96 - '99:  18.6%
'96 - '99:  14.7%
-----------------

ACTUAL         ($ MILLIONS)
------         ------------
1992 (2)          $ 24.1
1993              $ 28.4
1994              $ 86.0
1995(3)           $142.6
1996              $153.2

PROJECTED           ($ MILLIONS)
---------           ------------
1997           $155.1          $159.3
1998           $209.9          $191.3
1999           $255.5          $231.3

NOTES: (1) For fiscal years ending December 31, adjusted to exclude extraordinary items.

       (2) Excludes charge for adoption of FASB 106 OF $52.0MM pretax, $34.3MM after-tax.

       (3) Excludes charge for adoption of SFAS 121 of $58.7MM pretax, $38.2MM after-tax.

       (4) Compound Annual Growth Rate.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                FRESH HISTORICAL AND PROJECTED EBITDA BY SEGMENT

                                     ($MM)

--------------------------------------------------------------------------------
       - Chemicals business exptected to rebound slowly after a down 1997
       - Upstream performance expected to rebound in 1999
       - Downstream projections expect sizable turnaround
--------------------------------------------------------------------------------

CHEMICALS

-----------------
    CAGR(2)
    ----
[S]      [C]
'92 - '96: 21.0%
'96 - '99:  5.5%
'96 - '99:  1.6%
-----------------

ACTUAL           ($MILLIONS)
------
1992              $120.7
1993              $ 73.2
1994              $183.3
1995(1)           $309.8
1996              $258.6

PROJECTED                 ($MILLIONS)
---------
1997              $225.8              $205.9
1988              $270.3              $243.0
1999              $303.9              $271.6

UPSTREAM

-----------------
    CAGR(2)
    ----
[S]      [C]
'92 - '96: (1.1)%
'96 - '99: 12.7%
'96 - '99: 14.6%
-----------------

ACTUAL           ($MILLIONS)
------
1992              $148.2
1993              $227.5
1994              $ 83.1
1995(1)           $ 50.0
1996              $141.3

PROJECTED
---------
1997              $118.2              $157.5
1988              $147.8              $156.0
1999              $202.4              $212.6

DOWNSTREAM

-----------------
    CAGR(2)
    ----
[S]      [C]
'92 - '96: 34.0%
'96 - '99: 54.8%
'96 - '99: 53.5%
-----------------

ACTUAL           ($MILLIONS)
------
1992              $ 15.7
1993              $ 71.1
1994              $127.7
1995(1)           $ 70.8
1996              $ 50.6

PROJECTED
---------
1997              $125.2              $125.7
1988              $165.1              $164.3
1999              $187.6              $183.0

Notes: (1) Adjusted for SFAS 121 charge allocation of $52.7MM to upstream and
           $6.2MM to downstream.
       (2) Compound Annual Growth Rate.

--------------------------------------------------------------------------------
                                   VALUATION
--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                        SUMMARY OF VALUATION APPROACHES
                        VALUE PER SHARE - JUNE 20, 1997


                                            Pre
                                        Announcement        Adjusted              February 25
                                          Price(1)          Price(2)                 Range
                                       ---------------  ---------------         ---------------

TRADING VALUE                                                           $57-$62     $52-$60
PRECEDENT INDUSTRY TRANSACTIONS                                         $59-$72     $58-$70
PRECEDENT MINORITY SQUEEZEOUTS (3)                                      $63-$66     $60-$62
DISCOUNTED CASH FLOW
     -MANAGEMENT REVISED CASE                                           $67-$75       NA

     -SENSITIVITY CASES                                                 $60-$63       NA
                                                                        $63-$66
                                                                        $66-$69
                                                                        $69-$73


Notes: (1) Based on closing price of $50.13 as of February 25, 1997.
       (2) Adjusted price of $53 reflects increase in overall stock market of approximately 5%.
       (3) Based on a 20-25% premium to Adjusted price.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                 FRESH PUBLIC MARKET TRADING VALUATION ANALYSIS



                      COMPANY                                                                    PRICE PER
    CRITERIA        STATISTIC(1)  TRADING MULITIPLE RANGE   IMPLIED EQUITY VALUE(2)(3)      FULLY DULUTED SHARE (2)
------------------  ------------  -----------------------   --------------------------   ----------------------------

1997E
EBITDA                $476           5.25 x  -  5.50 x          $1,811    -   $1,930          $57.95    -    $61.76
Cash Flow (4)          357            5.0    -  5.75             1,785    -    2,053           57.12    -     65.69
Net Income             159           11.0    -  12.0             1,751    -    1,910           56.04    -     61.14
                                                                -------       -------         ------         ------

                                     IMPLIED MEAN VALUES:       $1,782    -   $1,964          $57.04    -    $62.86
                                   IMPLIED MEDIAN VALUES:        1,785    -    1,930           57.12    -     61.76



                                     ----------------------------------------------------------------
                                                      CURRENT MARKET PRICE (5):          $50.13
                                     MEDIAN VALUE PREMIUM (DISCOUNT) TO MARKET:     13.9%  -   23.2%
                                     ----------------------------------------------------------------



                                                                    MEDIAN TRADING MULTIPLES
                                                              ------------------------------------

                                                              1997E        1997E          1997E
                                                              EBITDA     NET INCOME     CASH FLOW
                                                              ------    ------------   -----------

Large Cap. Energy Companies                                     5.7 x          17.1 x         6.0 x
Commodity chemicals Companies                                   N/A            13.8           7.1
Large Cap. Exploration & Production Companies                   6.2            28.6           5.6
Refining & Marketing Companies                                  6.9            16.7           6.3
Dow Chemical                                                    6.1            12.0           6.8
Union Carbide                                                   6.5            10.4           6.7
Phillips Petroleum                                              5.3            13.4           5.7
Murphy Oil                                                      4.7            21.5           5.8
Kerr-McGee                                                      4.9            15.8           5.2
Ashland                                                         6.4            17.9           5.2

  -----------------------------------------------------------------------------------------------
  Chosen Fresh Multiples                                   5.25-5.5       11.0-12.0      5.0-5.75
  -----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes:  (1) Adjusted for extraordinary items.
        (2) 31.250MM fully diluted shares outstanding.  Assumes 29.217MM Class
            A and 2.000MM Class B common shares outstanding as of 4/28/97 from the 3/31/97 10-Q and 0.032MM options outstanding at an average exercise price of $35.25 as of 12/31/96 from the 12/1/96 10-K.
        (3) Assumes debt of $695.5 MM and cash & equivalents of $8.2MM, as of 3/31/97.
        (4) Cash flow defined as net income plus depreciation, depletion and amortization.
        (5) Closing share price as of 2/24/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
               FRESH PRECEDENT TRANSACTION TRADING VALUATION ANALYSIS




                      COMPANY                                                                   PRICE PER
    CRITERIA        STATISTIC(1)  TRADING MULITIPLE RANGE  IMPLIED EQUITY VALUE(2)(3)    FULLY DULUTED SHARE (2)
------------------  ------------  -----------------------  --------------------------  ----------------------------
Last 12 Months
EBITDA                 $437          5.5 x   -    6.5 x    $1,713     -    $2,149         $54.81     -     $68.78

Cash Flow (4)           333          6.0     -    7.0       1,999     -     2,333          63.98     -      74.65
                                                           ------          ------         ------           ------

                                     IMPLIED MEAN VALUES:  $1,856     -    $2,241         $59.40     -     $71.72
                                   IMPLIED MEDIAN VALUES:   1,856     -     2,241          59.40     -      71.72

                                    ----------------------------------------------------------------
                                                      CURRENT MARKET PRICE (5):          $50.13
                                     MEDIAN VALUE PREMIUM (DISCOUNT) TO MARKET:     18.5%  -   43.1%
                                     ----------------------------------------------------------------


                                                            REPRESENTATIVE PRECENDENT
                                                              TRANSACTION MULTIPLES
                                                            -------------------------

                                                              EBITDA      CASH FLOW
                                                              ------     -----------

Energy Companies                                                6-7 x           7-8 x

Commodity Chemicals Companies                                   5-6             5-7

  -----------------------------------------------------------------------------------------------
  Chosen Fresh Multiples                                  5.5 - 6.5 x     6.0 - 7.0 x
  -----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes:  (1) Adjusted for extraordinary items.
        (2) 31.250MM fully diluted shares outstanding.  Assumes 29.217MM Class
            A and 2.000MM Class B common shares outstanding as of 4/28/97 from the 3/31/97 10-Q and 0.032MM options outstanding at an average exercise price of $35.25 as of 12/31/96 from the 12/31/96 10-K.
        (3) Assumes debt of $695.5 MM and cash & equivalents of $8.2MM, as of 3/31/97.
        (4) Cash flow defined as net income plus depreciation, depletion and amortization.
        (5) Closing share price as of 2/24/97.

                                PROJECT ORANGE
--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW APPROACH

METHODOLOGY

 -  Standard Disounted Cash Flow (DCF) methodology utilized

    - Assumes Revised Plan performance for 1997-1999; Sensitivity cases applied to Revised Plan

    - 2000-2001 estimates developed by growing 1999 EBIT by 10% annually versus Revised Plan growth estimates of 20.1% in 2000 and 21.5% in 2001

    - Discounted 5 years of free cash flows and calculated terminal value based on a range of terminal year EBITDA multiples of 5.25-5.75x

    - Weighted Average Cost of Capital (WACC) range of 10-12%, which is developed from comparable WACCs of Commodity Chemicals, R&M, and E&P companies

 - Analyzed sensitivities to Revised Plan to reflect the risks inherent in meeting Plan figures

    -  Highly volatile financial performance due to commodity businesses

    -  Historical results have varied significantly from Plan

    -  Uncontrollable elements of the Plan, which are volatile, have a large part in determining the Company's future performance
       -  Exploration success in the Upstream business
       -  Refining margins in the Downstream business
       -  Margins in the Chemical business

                                PROJECT ORANGE
--------------------------------------------------------------------------------
                 DISCOUNTED CASH FLOW ANALYSIS - CONSOLIDATED

                           UPDATED MANAGEMENT CASE
                         ($MM, EXCEPT PER SHARE DATA)


EBITDA MULTIPLE                              5.25x                      5.50x                        5.75x
                                  ------------------------     ------------------------     ------------------------
DISCOUNT RATE                      10.0%    11.0%    12.0%      10.0%    11.0%    12.0%      10.0%    11.0%    12.0%
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
  Present Value of
    Cash Flows - Year 1             $ 57     $ 57     $ 57       $ 57     $ 57     $ 57       $ 57     $ 57     $ 57
    Cash Flows - Years 2-5           506      490      475        506      490      475        506      490      475
    Terminus                       2,360    2,255    2,156      2,477    2,368    2,264      2,595    2,481    2,372
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
AGGREGATE VALUE                   $2,922   $2,802   $2,688     $3,040   $2,915   $2,796     $3,158   $3,028   $2,904

  Cash                                $8       $8       $8         $8       $8       $8         $8       $8       $8
  Preferred Stock                      0        0        0          0        0        0          0        0        0
  Total Debt(1)                     (696)    (696)    (696)      (696)    (696)    (696)      (696)    (696)    (696)
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
EQUITY VALUE                      $2,235   $2,115   $2,001     $2,353   $2,228   $2,109     $2,471   $2,340   $2,216
                                  ======   ======   ======     ======   ======   ======     ======   ======   ======

PRICE PER SHARE(2)                $71.52   $67.67   $64.02     $75.29   $71.28   $67.47     $79.07   $74.89   $70.92
  Premium (Discount) to Market(3)  42.7%     35.0    27.7%      50.2%    42.2%    34.6%      57.7%    49.4%    41.5%
  1997E P/E Implied                 14.0 x   13.3 x   12.6 x     14.8 x   14.0 x   13.2 x     15.5 x   14.7 x   13.9 x

TERMINAL VALUE ANALYSIS

% Value Terminus                   80.7%    80.5%    80.2%      81.5%    81.2%    81.0%      82.2%    81.9%    81.7%
% Value in Cash Flows              19.3%    19.5%    19.8%      18.5%    18.8%    19.0%      17.8%    18.1%    18.1%
  Implied Terminal P/E              12.7 x   12.7 x   12.7 x     13.3 x   13.3 x   13.3 x     13.9 x   13.9 x   13.9 x

Notes:  (1) Debt as of March 31, 1997.
        (2) Based on 31.2MM common shares outstanding on 04/28/97 from the 03/31/97 10-Q and 0.03MM options outstanding at an average exercise price of $35.25 on 12/31/96 from the 12/31/96 10-K.
        (3) Based on the closing share price of $50.13 on 2/24/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
               DISCOUNTED CASH FLOW APPROACH - SENSITIVITY CASES

- Sensitivity cases were analyzed to view the impact on profitability of various perceived areas of risk to the Plan such as:

   -  Overall EBIT growth of the business
   -  Profitability of the Downstream business (Return on Capital Employed)
   - Growth rate of Upstream EBIT (success of long-term Exploration activities)

- Each sensitivity case reflects a discrete change to Revised Plan and is based on discount rates of 10-12%


        SENSITIVITY CASE #1
----------------------------------------
-  Overall  1998-2001  EBIT  growth
   of  9.0%  annually   versus  plan
   growth of 21.3%


   -  Approximates median long-term
      projected growth rate for
      comparables

        REPRESENTATIVE RANGE
----------------------------------------
           $60-63 / Share


     SENSITIVITY CASE #2
----------------------------------------
-  Profitability of Downstream business
   reduced to 5.0% ROCE annually in
   1998-2001 versus plan of 6.1% in 1998
   increasing to 9.9% in 2001


   -  In line with comps median of 5.2%
      historical ROCE
   -  Management admitted that achieving
      Plan in Downstream is a "challenge"

     REPRESENTATIVE RANGE
----------------------------------------
        $63-69 / Share


     SENSITIVITY CASE #3
----------------------------------------
-  EBIT growth of Upstream businesses
   reduced to 10.0% annually from 1999-
   2001 versus plan growth of 25.5%


   -  Sensitivity for the success rate
      of exploration activities

    REPRESENTATIVE RANGE
----------------------------------------
       $66-73 / Share

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                      COMPARISON OF EBITDA PROJECTIONS (1)
                                     ($MM)

                                                                 PROJECTED                          COMPOUNDED
                                        ---------------------------------------------------            GROWTH
                                          1997         1998      1999      2000      2001           1996 - 2001
                                        --------     --------  --------  --------  --------       ---------------
FRESH MANAGEMENT CASES

Management Plan (December 1996)           $456.2       $569.6    $679.9        NA        NA                    NA

Revised 5-Year Plan (May 1997)             476.1        549.7     653.2     746.3     859.7                 14.5%


MORGAN STANLEY ADJUSTED CASES

Updated Management Case                   $476.1       $549.7    $653.2    $706.2    $760.0                 11.7%

Sensitivity Case 1                         476.1        517.3     573.5     614.9     655.8                  8.5%

Sensitivity Case 2                         476.1        533.6     620.2     659.5     697.4                  9.8%

Sensitivity Case 3                         476.1        549.7     620.8     670.5     720.8                 10.6%

NOTE:
(1) EBITDA = Operating income + Book Charges

--------------------------------------------------------------------------------

                               TRANSACTION ISSUES

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                          TRANSACTION FINANCIAL ISSUES


-  Transaction premium in relation to historical price

   - Historical minority squeeze out transactions typically range from 20 to 25% over the unaffected stock price of the target, average transaction premium is 27% over the unaffected price

-  Value of dividend paid to minority shareholders

-  Impact of transaction on Pure earnings and cash flow

   - Financing costs
   - Amortization of goodwill
   - Fresh dividends

-  Stock vs. cash transaction

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                           FRESH VALUATION MATRIX (1)

                          ($MM, EXCEPT PER SHARE DATA)

                                                                                  EQUITY VALUE/
                                                PURCHASE      ------------------------------------------------------
 SHARE          EQUITY         AGGREGATE        VALUE OF        1996           1997E          1996           1997E
 PRICE         VALUE (2)        VALUE (3)     MINORITY (4)    EARNINGS        EARNINGS       CASH FLOW      CASH FLOW
-------       -----------     ------------   --------------  ----------      ----------     -----------    -----------
                                                                  $153            $159            $325           $357

$48.00            $1,499           $2,186             $213         9.8 x           9.4 x           4.6 x          4.2 x
-----------------------------------------------------------------------------------------------------------------------
 50.00             1,561            2,249              221        10.2             9.8             4.8            4.4
-----------------------------------------------------------------------------------------------------------------------
 52.00             1,624            2,311              230        10.6            10.2             5.0            4.5
 54.00             1,686            2,374              239        11.0            10.6             5.2            4.7
 56.00             1,749            2,436              248        11.4            11.0             5.4            4.9
 58.00             1,811            2,499              257        11.8            11.4             5.6            5.1
-----------------------------------------------------------------------------------------------------------------------
 60.00             1,874            2,561              266        12.2            11.8             5.8            5.2
-----------------------------------------------------------------------------------------------------------------------
 62.00             1,936            2,624              275        12.6            12.2             6.0            5.4
 64.00             1,999            2,686              284        13.0            12.6             6.2            5.6
 66.00             2,061            2,749              293        13.5            13.0             6.4            5.8
 68.00             2,124            2,811              302        13.9            13.3             6.5            5.9
 70.00             2,186            2,874              311        14.3            13.7             6.7            6.1
 72.00             2,249            2,936              319        14.7            14.1             6.9            6.3
 74.00             2,311            2,999              328        15.1            14.5             7.1            6.5
 76.00             2,374            3,061              337        15.5            14.9             7.3            6.6
 78.00             2,436            3,124              346        15.9            15.3             7.5            6.8
 80.00             2,499            3,186              355        16.3            15.7             7.7            7.0

                    AGGREGATE VALUE/                                PREMIUM TO
-----------------------------------------------         -------------------------------
  1996              1997E      1996      1997E                UNAFFECTED     ALL TIME
 EBITDA            EBITDA      EBIT      EBIT                  PRICE (6)      HIGH (7)
--------          --------    ------    -------               ----------    ----------
   $436              $476       $265       $278                   $50.13        $55.50

    5.0 x             4.6 x      8.3 x      7.9 x                  -4.2%        -13.5%
--------------------------------------------------------------------------------------
    5.2               4.7        8.5        8.1                    -0.2%         -9.9%
--------------------------------------------------------------------------------------
    5.3               4.9        8.7        8.3                     3.7%         -6.3%
    5.4               5.0        9.0        8.5                     7.7%         -2.7%
    5.6               5.1        9.2        8.8                    11.7%          0.9%
    5.7               5.2        9.4        9.0                    15.7%          4.5%
--------------------------------------------------------------------------------------
    5.9               5.4        9.7        9.2                    19.7%          8.1%
--------------------------------------------------------------------------------------
    6.0               5.5        9.9        9.4                    23.7%         11.7%
    6.2               5.6       10.1        9.7                    27.7%         15.3%
    6.3               5.8       10.4        9.9                    31.7%         18.9%
    6.4               5.9       10.6       10.1                    35.7%         22.5%
    6.6               6.0       10.9       10.3                    39.7%         26.1%
    6.7               6.2       11.1       10.6                    43.6%         29.7%
    6.9               6.3       11.3       10.8                    47.6%         33.3%
    7.0               6.4       11.6       11.0                    51.6%         36.9%
    7.2               6.6       11.8       11.2                    55.6%         40.5%
    7.3               6.7       12.0       11.5                    59.6%         44.1%

Notes:  (1) Fresh financial information adjusted to exclude extraordinary items.
        (2) Based on 29.2MM Class A and 2.0MM Class B common shares outstanding on 4/28/97 from the 3/31/97 10-Q and 0.032MM options outstanding with an average exercise price of $35.25 on 12/31/96 from the 12/31/96 10-K.
        (3) Includes total debt of $695.5MM less cash of $8.2MM as of March 31, 1997.
        (4) Based on public float of 4.420MM Class A shares, 0.032MM options and options proceeds of $1.1MM.
        (5) Cash flow defined as net income plus depreciation, depletion and amortization.
        (6) Based on share price as of February 24, 1997.
        (7) All-time high achieved on July 1, 1996.

                                 PROJECT ORANGE
-------------------------------------------------------------------------------
                            PRO FORMA IMAPCT ON PURE

       A TRANSACTION WOULD LIKELY BE SLIGHTLY ACCRETIVE TO PURE'S E.P.S.

                                             1996 ACTUAL
                                   -----------------------------
EXAMPLE: $60.00 OFFER PRICE
       (19% PREMIUM)               100% CASH           100 STOCK
---------------------------        ---------           ---------
                                     (MM)                (MM)
Pure Net Income (BEF)               16,000              16,000

Pure Net Income (US$)(1)            $470.6              $470.0

Pure EPS(2)                         $20.24              $20.24

Plus: Fresh Minority Interest(3)      21.7                21.7

Less: Goodwill(4)                     (6.0)               (6.0)

Less: A/T Interest Expense(3)        (12.1)               (0.0)
                                -----------         -----------
Pro Foma Net Income(US$)            $474.2              $486.3

Shares(6)                       23,252,863          23,951,815

PRO FORMA EPS                       $20.39               20.30
---------------------------------------------------------------
% ACCRETION/(DILUTION)                0.8%                0.3%
---------------------------------------------------------------


[GRAPHIC]

Notes: (1) Assumes an exchange rate of 34.00 BEF/$US.
       (2) Based on 23,252,863 Pure shares outstanding as of 12/31/96.
       (3) Based on Fresh net income of $153.2 and minority interest of 14.2%.
       (4) Purchase accounting assumed for pro rata portion of Fresh. Goodwill is amortized over 15 years.
       (5) Assumes a cost of debt of 7.0% and a tax rate of 35%. Total funding equals $266MM.
       (6) In 100% stock case, assumes shares issued at Pure share price of 12,950 BEF (US $380.88) as of 6/16/97.

                                     -18-